PLEASE CAST YOUR VOTE TODAY

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Allianz RCM Global EcoTrendsSM Fund

1345 Avenue of the Americas

New York, New York 10105

July 14, 2008

Dear Shareholder: Your vote is important no matter how many shares you own.

As you may have seen in earlier correspondence, the Fund’s Management and Trustees are proposing merging Allianz RCM Global EcoTrends Fund, currently a closed-end interval fund, into an open-end mutual fund series of Allianz Funds Multi-Strategy Trust. The Trustees have proposed this merger because they believe it will offer shareholders a number of important advantages:

•	Increased liquidity. As a shareholder in an open-end fund, you may buy and sell shares on any day the New York Stock Exchange is open.
•	Lower expense ratios. Because open-end funds do not have to conduct periodic repurchase offers required of interval funds, net annual fund operating expenses are expected to be lower.
•

No change in Fund management. Both Funds will continue to have the same management, and investment policies will remain substantially unchanged. You can also expect the same level of high-quality service and commitment to shareholders.

Please take the time to exercise your voting rights: three previous Shareholders Meetings have been adjourned due to lack of voter participation. We urge you to act promptly so that we can obtain a sufficient number of votes and avoid the costs of additional adjournment and solicitation.

The next meeting will take place on August 12, 2008, at 9:00 a.m. Eastern Time. If you are unable to attend the meeting, please cast your vote by using one of the following options.

1.	Vote by Touch-tone Phone. Cast your vote by calling the touchtone phone number attached to the enclosed proxy card.

2.	Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided.

If you have any questions or to vote your shares, please call toll-free 1-866-751-6313.

Thank you for your assistance with this important matter.

Sincerely,

Brian S. Shlissel
President and Chief Executive Officer	NOBO-

PLEASE CAST YOUR VOTE TODAY

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Allianz RCM Global EcoTrendsSM Fund

1345 Avenue of the Americas

New York, New York 10105

July 14, 2008

Dear Shareholder: Your vote is important no matter how many shares you own.

As you may have seen in earlier correspondence, the Fund’s Management and Trustees are proposing merging Allianz RCM Global EcoTrends Fund, currently a closed-end interval fund, into an open-end mutual fund series of Allianz Funds Multi-Strategy Trust. The Trustees have proposed this merger because they believe it will offer shareholders a number of important advantages:

•	Increased liquidity. As a shareholder in an open-end fund, you may buy and sell shares on any day the New York Stock Exchange is open.
•	Lower expense ratios. Because open-end funds do not have to conduct periodic repurchase offers required of interval funds, net annual fund operating expenses are expected to be lower.
•

No change in Fund management. Both Funds will continue to have the same management, and investment policies will remain substantially unchanged. You can also expect the same level of high-quality service and commitment to shareholders.

Please take the time to exercise your voting rights: three previous Shareholders Meetings have been adjourned due to lack of voter participation. We urge you to act promptly so that we can obtain a sufficient number of votes and avoid the costs of additional adjournment and solicitation.

The next meeting will take place on August 12, 2008, at 9:00 a.m. Eastern Time. If you are unable to attend the meeting, please cast your vote by using one of the following options. You will need your proxy card, enclosed with this letter, which contains your individual 12-digit control number.

1.	Vote by Touch-tone Phone. Cast your vote by calling the touchtone phone number attached to the enclosed proxy card.

2.	Vote Through the Internet. You may cast your vote using the internet by logging on to the internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided.

If you have any questions, please call toll-free 1-866-751-6313 and ask for Jennifer Kennedy.

Thank you for your assistance with this important matter.

Sincerely,

Brian S. Shlissel
President and Chief Executive Officer	OBO-